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Exhibit 3.14

CERTIFICATE OF INCORPORATION

OF

KAISER EXPLORATION AND MINING COMPANY

* * * * *

        1.     The name of the corporation is

KAISER EXPLORATION AND MINING COMPANY

        2.     The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is:

        To search, prospect and explore for minerals, ores, elements, substances and deposits of all kinds; to mine, produce, purchase, acquire, sell, dispose of and deal in and with minerals, ores and similar substances, elements and deposits wherever situated.

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

        To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

        To acquire, hold use, sell, assign, lease, grant licenses in respect of , mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

        To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

        To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

        To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

        In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

        The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

        4.     The total number of shares of common stock which the corporation shall have authority to issue is ten (10) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Thousands Dollars ($1,000.00).

        5.     The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. J. Consono	100 West Tenth Street Wilmington, Delaware 19899
F. J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware 19899
J. L. Rivera	100 West Tenth Street Wilmington, Delaware 19899

        6.     The corporation is to have perpetual existence.

        7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        To make, alter or repeal the by-laws of the corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

        8.     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        9.     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        10.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of September, 1969.

/s/ B. J. CONSONO
/s/ F. J. OBARA, JR.
/s/ J. L. RIVERA

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KAISER EXPLORATION AND MINING COMPANY

        Kaiser Exploration and Mining Company, a corporation organized and existing under the general corporation law of the State of Delaware (the "Corporation"), does hereby certify:

        The amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

        1.     Article I of the Certificate of Incorporation is amended to read in its entirety as follows:

          "1.    The name of the corporation is PEAKE ENERGY, INC."

        IN WITNESS WHEREOF, Kaiser Exploration and Mining Company has caused this Certificate to be signed and attested by its duly authorized officers, this 20th day of August, 1987.

Attest:	Kaiser Exploration and Mining Company
/s/ GORDON V. RAY Assistant Secretary	By:	/s/ DAVID LEWIS Vice President

CERTIFICATE OF MERGER

of

PEAKE OPERATING COMPANY

and

BELDEN & BLAKE ACQUISITION, INC.

into

PEAKE ENERGY, INC.

        Pursuant to Section 252(c) of the General Corporation Law of Delaware, PEAKE ENERGY, INC., a Delaware corporation, does hereby certify that:

        First:    The name and state of incorporation of each of the constituent corporations to the merger is as follows:

Name	State of Incorporation
Peake Operating Company	Delaware
Belden & Blake Acquisition, Inc.	Ohio
Peake Energy, Inc.	Delaware

        Second:    A Merger Agreement among the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the General Corporation Law of Delaware.

        Third:    The name of the surviving corporation in the merger is Peake Energy, Inc.

        Fourth:    The Certificate of Incorporation, of Peake Energy, Inc. shall be the Certificate of Incorporation of the surviving corporation.

        Fifth:    The executed Merger Agreement is on file at the principal place of business of the surviving corporation the address of which is 7555 Freedom Avenue N.W., North Canton, Ohio 47720.

        Sixth:    A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        Seventh:    The authorized capital stock of Belden & Blake Acquisition, Inc., an Ohio corporation, consists of 750 shares of common stock, without par value.

Dated:	December 14	, 1993.
PEAKE ENERGY, INC.
			By:	/s/ HENRY S. BELDEN IV Henry S. Belden IV, President
ATTEST:
			By:	/s/ JOSEPH M. VITALE Joseph M. Vitale, Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PEAKE ENERGY, INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

        The undersigned, Ömer Yonel, being the Chief Executive Officer of Peake Energy, Inc. a Delaware corporation (the "Corporation"), hereby certifies as follows:

        1.     The name of the Corporation is Peake Energy, Inc.

        2.     The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

        3.     The Certificate of Incorporation of Peake Energy, Inc. is hereby amended so that Article 1 shall henceforth read, in its entirety, as follows:

        "The name of the corporation is North Coast Energy Eastern, Inc."

        IN WITNESS WHEREOF, the undersigned subscribes this Certificate of Amendment and affirms that the facts stated herein are true under penalties of perjury, this 23rd day of May 2001.

/s/ ÖMER YONEL Ömer Yonel, Chief Executive Officer

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  Exhibit 3.14
CERTIFICATE OF INCORPORATION OF KAISER EXPLORATION AND MINING COMPANY
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF KAISER EXPLORATION AND MINING COMPANY
CERTIFICATE OF MERGER of PEAKE OPERATING COMPANY and BELDEN & BLAKE ACQUISITION, INC. into PEAKE ENERGY, INC.
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF PEAKE ENERGY, INC.